SKYBRIDGE WIRELESS, INC.

ATTACHED:

DOCUMENT 1. SECURITIES PURCHASE AGREEMENT

FORM OF DEBENTURE

FORM OF DEBENTURE CONVERSION NOTICE

SIGNATURE PAGE / SECURITIES PURCHASE AGREEMENT

ACCEPTANCE PAGE BY COMPANY (FORM)

DOCUMENT 2. INVESTOR QUESTIONNAIRE (and additional signature page)

DOCUMENT 3. ESCROW AGENT INFO: PAYMENT

SECURITIES PURCHASE AGREEMENT

        THIS SECURITIES PURCHASE AGREEMENT (“Agreement”), is made, by and between SkyBridge Wireless, Inc., a Nevada corporation, with headquarters located at 6565 Spencer Street, Suite 205, Las Vegas, NV 89119 (the “Company”), and the investor(s) named on the signature page(s) hereto, together with their permitted transferees (singly the “Investor” cumulatively the “Investors”), and is effective as of the date of acceptance, by signature, of the Company.

        NOTE: IF YOU INTEND TO SUBSCRIBE, PLEASE COMPLETE THE SIGNATURE PAGE, SIGN IT, AND COMPLETE AND SIGN THE ATTACHED QUESTIONNAIRE, AND PAY FOR THE SECURITIES PREFERABLY BY WIRE TRANSFER PER THE INSTRUCTIONS ATTACHED, AND RETURN THE SIGNED SIGNATURE PAGE TO THE ESCROW AGENT, BELOW, AND ONE FULL SET OF COMPLETE SIGNED DOCUMENTS TO THE COMPANY BY OVERNIGHT TO: SKYBRIDGE WIRELESS, INC., ATT: PRESIDENT, 6565 SPENCER STREET, SUITE 205, LAS VEGAS, NV 89119.

RECITALS:

    A.        The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act) and, if any, other applicable exemption as determined by the Company, with each signed copy of this Agreement by each Investor to be presented to the Company as a subscription for acceptance or rejection by the Company; and

    B.        the Investors confirm their purchase, upon the terms and conditions stated in this Agreement, for an aggregate purchase price of up to $1,000,000 (“Maximum”) of Convertible Debentures (the “Offering”); therefore,

        In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

ARTICLE I
PURCHASE AND SALE OF SECURITIES

        1.1 Offering and Purchase and Sale of Securities.

A.     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTION(S) FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS.

B.     The Company is offering the “Securities” (below) and at the “Closing” (defined below), the Company will sell to the Investor Convertible Debentures in the face amount equal to the Purchase Price (amount invested), minimum debenture $10,000 (the “Securities”). The terms of the Convertible Debentures are contained in the form of Convertible Debenture attached hereto.

Securities are the Convertible Debentures, and include also shares issuable upon any conversion.

The Company will deliver the signed Convertible Debenture following payment, to be sent out following the Closing, for prompt delivery as soon as practicable thereafter. Once the Minimum is reached and the initial Closing occurs, any subsequent subscription funds for subscriptions accepted by the Company, up to the Maximum, shall be delivered directly to the Company or promptly released to the Company by the Escrow Agent and the Company will also deliver certificates representing the Securities as soon as practicable thereafter. Except if the Minimum is not reached by the scheduled Closing date, including extension as stated below, unless otherwise stated below, the subscription is irrevocable and all payments are non-refundable.

        NOTE: For the purpose of this Agreement, the Escrow Agent information is attached under the document titled: ESCROW AGENT.

ARTICLE II
INVESTOR’S REPRESENTATIONS AND CONVERSION DEBENTUREIES

        The Investor (he/she/it) represents and Conversion Debentures to the Company with respect to itself and its purchase hereunder that:

        2.1 Investment Purpose. The Investor is purchasing the Securities for its own account and not with a present view toward the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representation herein, the Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

        2.2 Ownership. The Investor is limited in the amount of shares it may own. In no event shall the Investor be entitled to hold Convertible Debentures convertible with ownership of any other shares into that number of shares of Common Stock which would be in excess of that amount for which the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) by the Investor would result in beneficial ownership, at any one point in time, by the Investor of more than 9.99% of the outstanding shares of Common Stock of the Company, as determined in accordance with Rule13d-1(j) and related rules.

Nothing stated herein shall restrict the Investor from beneficially owning in the aggregate more than 9.99% of the outstanding shares of Common Stock of the Company, as long as the 9.99% is not owned by such Investor at any one point in time.

Ownership includes if such Investor is deemed to act in concert with other owners, and includes shares underlying Conversion Debentures and other rights, and each Investor hereby agrees not to vote or sell ownership in any manner individually or by mutual agreement with other owners for any reason including to directly or indirectly take control of the Management of the Company or effect or manipulate the trading price of the Common Stock or act in a way which causes a Material Adverse Effect, defined herein, on the Company by short selling or otherwise.

2.3 Accredited Investor Status. The Investor is an “accredited investor” as defined in Section 2(a) (15) of the Securities Act and SEC Rule 215 promulgated under the Securities Act. The Investor has delivered an Investor Questionnaire in the form of Exhibit hereto to the Company. The Investor hereby represents that, either by reason of the Investor’s business or financial experience or the business or financial experience of the Investor’s advisors, if any, the Investor has the capacity to protect the Investor’s own interests in connection with the transaction contemplated hereby and is a “sophisticated” investor.

NOTE: In limited cases, the Company may approve an Investor who is not an “accredited investor.”

        2.4 Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

        2.5 Information. The Investor and its advisors, if any, have either had access through the Electronic Data Gathering, Analysis, and Retrieval System (“EDGAR”) or from the SEC website as to all filed information on the Company and has been given all public available information that has been requested by the Investor or its advisors, if any, including, without limitation the Company annual and periodic reports filed with the SEC (“SEC Documents”). The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company.

        2.6 Acknowledgement of Risk/Escrow Agent. The Investor acknowledges and understands that its investment in the Securities involves a significant degree of risk, including, without limitation, (i) the Company remains a business with limited operating history and requires substantial funds in addition to the proceeds from the sale of Securities; (ii) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities; (iii) the Investor may not be able to liquidate its investment; (iv) transferability of the Securities is extremely limited; (v) in the event of a disposition of the Securities, the Investor could sustain the loss of its entire investment and (vi) the Company has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future. Additional information and risks are more fully set forth in the SEC Documents (described herein). Escrow Agent is not responsible in any way to Investors for risks or otherwise, other than ministerial act of holding and disposing of funds as expressly stated herein.

        2.7 Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Company or the Securities or an investment therein.

        2.8 Transfer or Resale. The Investor understands that:

        (a)     except as otherwise provided in Article V, the Securities have not been and are not being registered under the Securities Act or any applicable state securities laws and, consequently, the Investor may have to bear the risk of owning the Securities for an indefinite period of time because the Securities may not be transferred unless (i) the resale of the Securities is registered pursuant to an effective registration statement under the Securities Act; (ii) the Investor has delivered to the Company an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Securities are sold or transferred pursuant to Rule 144;

        (b)     any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and

        (c)     except as set forth in Article V, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

        2.9 Legends and Rescission.

A.     The Investor understands the certificates representing the Securities will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

B.     ONE OR MORE STATES MAY REQUIRE AN INVESTOR BE PROVIDED WITH A STATUTORY RIGHT TO RESCISSION. IT IS THE DETERMINATION OF THE COMPANY TO ALSO VOLUNTARILY OFFER A RIGHT OF RESCISSION TO EACH INVESTOR. THEREFORE, ANY INVESTOR MAY WITHDRAW THE RELATED SUBSCRIPTION AGREEMENT AND RECEIVE A FULL REFUND OF ALL MONIES PAID, WITHIN THREE BUSINESS DAYS AFTER THE DATE CONSIDERATION FOR SUCH SECURITY IS DELIVERED TO THE ESCROW AGENT. ANY INVESTOR THAT PURCHASES SECURITIES IS ENTITLED TO EXERCISE THE FOREGOING RESCISSION RIGHT BY TELEGRAM OR LETTER NOTICE TO THE COMPANY AT: 6565 SPENCER STREET, SUITE 205, LAS VEGAS, NV 89119 AND TO THE ESCROW AGENT AT THE ADDRESS FOR THE ESCROW AGENT SET FORTH HEREIN. ANY TELEGRAM OR LETTER SHOULD BE SENT OR POSTMARKED PRIOR TO THE END OF THE THIRD BUSINESS DAY. A LETTER SHOULD BE MAILED BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE ITS RECEIPT AND TO EVIDENCE THE TIME OF MAILING.

        2.10 Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and represents the valid and binding obligations of the Investor enforceable in accordance with its terms.

        2.11 Residency. The Investor is a resident of the jurisdiction set forth immediately below such Investor’s name on the signature pages hereto.

        2.12 Acknowledgements Regarding Fees and Expenses. The Company has engaged the firm of May Davis Group, NY, NY, to assist, on a best efforts basis, in the placement of the Securities. The Company will pay, from the Offering proceeds, in its discretion and without notice, fees and expenses relating to legal, escrow, related placement, consulting, accounting and/or other Offering related matters, and such expenditures may include cash payments equal to approximately 13% of the gross amount of the purchase of Convertible Debentures. The Company shall also pay a total of 4 million shares of restricted under SEC Rule 144 (in general, subject to a one year hold) Common Stock, pro rata based upon $500,000 relative to proceeds actually received, which is in addition to 2 million shares already paid.

        2.13 Information. The Investor hereby acknowledges receipt of this Agreement, including all exhibits thereto, and any documents which may have been made available upon request as reflected therein (collectively referred to as the “Offering Materials”) and hereby represents that the Investor has been furnished by the Company during the course of the Offering with all information regarding the Company, the terms and conditions of the Offering and any additional information that the Investor has requested or desired to know, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and the terms and conditions of the Offering.

        2.14 No Review. The Investor hereby acknowledges that the Offering has not been reviewed by the United States Securities and Exchange Commission (the “SEC”) nor any state regulatory authority since the Offering is intended to be exempt from the registration requirements of Section 5 of the Securities Act.

        2.15 Power. The Investor represents that the Investor has full power and authority (corporate, statutory and otherwise) to execute and deliver this Agreement and to purchase the Securities. This Agreement constitutes the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

        2.16 Authorization. If the Investor is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to invest in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

        2.17 NASD. The Investor acknowledges that if he or she is a Registered Representative of an NASD member firm, he or she must give such firm the notice required by the NASD’s Rules of Fair Practice, receipt of which must be acknowledged by such firm in the Investor Questionnaire which is attached hereto.

        2.18 Anti-Money Laundering.

        (a)     In General. Investor acknowledges that due to anti-money laundering requirements operating in the United States, the Company and all affiliates and others, natural or otherwise, assisting as to the Offering (the “Protected Persons”) hereby rely upon the Investor’s representation that the purchase price paid for the Securities is legal monies as to all applicable laws and regulations though the Company may require further identification of the Investor and the source of purchase funds before this Agreement can be processed and purchase monies accepted.

        The Protected Persons shall be held harmless and indemnified against any loss arising as a result of a misrepresentation of the Investor in this or any other regard. Investor represents that all purchase payments transferred to the Company pursuant to this Agreement originated directly from a bank or brokerage account in the name of Investor.

        If Investor is subscribing on behalf of a Beneficial Owner, below, then Investor represents that all purchase payments transferred to Investor with respect to such Beneficial Owner originated directly from a bank or brokerage account in the name of such Beneficial Owner.

        Investor represents that acceptance by the Company of this Agreement, together with acceptance of the appropriate remittance, will not breach any applicable rules and regulations designed to avoid money laundering. Specifically, Investor represents and Conversion Debentures that all information provided by Investor is genuine and all related information furnished and to be furnished, upon request of the Company, is accurate. The Company may withdraw the Offering or accept or reject any subscription at any time.

        (b)     Beneficial Ownership. Investor represents that it is subscribing for Investor’s own account and own risk, and, unless Investor advises Company to the contrary in writing prior to investment and identifies with specificity each beneficial owner on whose behalf Investor is acting, Investor represents that it is not acting as a nominee for any other person or entity. Investor also represents that it does not have the intention or obligation to sell, distribute or transfer the Securities, directly or indirectly, to any other person or entity or to any nominee account. If the Investor is (A) acting as trustee, agent, representative or disclosed nominee for another person or entity, or (B) an entity (other than a publicly-traded company listed on an organized exchange (or a subsidiary or a pension fund of such a company) based in a Financial Action Task Force (“FATF”) Compliant Jurisdiction) investing on behalf of underlying investors (including a Fund-of-Funds) (the persons, entities and underlying investors referred to in (A) and (B) being referred to collectively as the “Beneficial Owners”), Investor represents and Conversion Debentures that:

(i)	Investor understands and acknowledges the representations, warranties, and agreements made herein are made by Investor(A) with respect to Investor and (B) with respect to each of the Beneficial Owners;

(ii)	Investor has all requisite power and authority from each of the Beneficial Owners to execute and perform the obligations under this Agreement;

(iii)	Investor has adopted and implemented anti-money laundering policies, procedures and controls that comply with, and will continue to comply in all respects with, the requirements of applicable anti-money laundering laws and regulations; and

(iv)	Investor has established the identity of all Beneficial Owners, holds evidence of such identities and will make such information available to the Company upon request, and has procedures in place to ensure that the Beneficial Owners are not Prohibited Investors (as defined in (e) below).

        (c)     Prohibited Investor. Investor further represents that neither it or to the best of its knowledge and belief, the Beneficial Owners, nor any person controlling, controlled by, or under common control with it or the Beneficial Owners, nor any person having a beneficial or economic interest in it or the Beneficial Owners, is a Prohibited Investor (defined below) and Investor is not and will not purchase the Securities on behalf or for the benefit of any Prohibited Investor.

        (d)     Suspension of Purchase Rights. Investor acknowledges that if, following its purchase of Securities pursuant to this Agreement, the Company reasonably believes that Investor is a Prohibited Investor or has otherwise breached its representations and warranties, herein, the Company may retroactively terminate this purchase (if possible), by rejecting this Agreement (even after full execution) and not completing this transaction, freezing such Investor’s funds forwarded by such Investor pursuant to this Agreement, and/or stopping the delivery of Securities in accordance with applicable regulations, and/or placing a “stop order” with the Transfer Agent or the Company, and/or retaining any payment from or for Investor as liquidated damages, and Investor shall have no claim against the Company or any Protected Persons for any form of damages or liabilities as a result of any of the aforementioned actions.

        (e)     Definitions.

(i)	FATF means the Financial Action Task Force on Money Laundering. FATF-Compliant Jurisdiction is a jurisdiction that (A) is a member in good standing of FATF and (B) has undergone two rounds of FATF mutual evaluations. (The following jurisdictions, as determined by the FATF, may currently be considered to be compliant: Argentina; Australia; Austria; Belgium; Brazil; Canada; Denmark; European Commission; Finland; France; Germany; Greece; Gulf Cooperation Council; Hong Kong; Iceland; Ireland; Italy; Japan; Luxembourg; Mexico; Kingdom of The Netherlands; New Zealand; Norway; Portugal; Singapore; Spain; Sweden; Switzerland; Turkey; United Kingdom; and the United States of America. The list of FATF compliant jurisdictions is amended periodically.

(ii)	Foreign Bank means an organization that (A) is organized under the laws of a non-U.S. country; (B) engages in the business of banking; (C) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations; (D) receives deposits to a substantial extent in the regular course of its business; and (E) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a non-U.S. bank.

(iii)	Foreign Shell Bank means a Foreign Bank without a Physical Presence in any country, but does not include a Regulated Affiliate.

(iv)	Non-Cooperative Jurisdiction means any non-U.S. country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the FATF, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur. (The current list of non-cooperative countries and territories, as determined by the FATF, is: Cook Islands; Egypt; Guatemala; Indonesia; Myanmar; Nauru; Nigeria; Philippines; St. Vincent and the Grenadines; and Ukraine. The list of Non-Cooperative Countries and Territories is amended periodically. For a current list of Non-Cooperative Countries and Territories, refer to the Financial Action Task Force website, http://www.oecd.org/fatf/NCCT_en.htm.)

(v)	Physical Presence means a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank (i) employs one or more individuals on a full-time basis; (ii) maintains operating records related to its banking activities; and (iii) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.

(v)	Prohibited Investor means (i) a terrorist, or a person or entity whose name appears on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (ii) a Foreign Shell Bank; or (iii) a person or entity resident in or organized or chartered under the laws of a Non-Cooperative Jurisdiction or whose purchase funds are transferred from or through a Foreign Shell Bank, a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction or a Sanctioned Regime.

(vi)	Regulated Affiliate means a Foreign Shell Bank that (i) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the United States or a non-U.S. country, as applicable; and (ii) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank.

(vii)	Sanctioned Regimes means targeted foreign countries, terrorism sponsoring organizations and international narcotics traffickers in respect of which OFAC administers and enforces economic and trade sanctions based on U.S. foreign policy and national security goals. (OFAC has imposed sanctions upon Balkans, Burma (Myanmar), Cuba, Iran, Iraq, Liberia, Libya, North Korea, Sierra Leone, Sudan, and Zimbabwe.

        (f)     All representations made by Investor shall survive any Closing.

ARTICLE III
REPRESENTATIONS AND CONVERSION DEBENTUREIES OF THE COMPANY

        The Company represents and Conversion Debentures to the Investors that:

        3.1 Organization and Qualification. The Company, and each of its material subsidiaries, is duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which they are incorporated, with full power and authority (corporate and other) to own, lease, use and operate their properties and to carry on their businesses as and where now owned, leased, used, operated and conducted. The Company, and its material subsidiaries, is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by them makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

        3.2 Authorization; Enforcement. (a) The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and thereby and to issue the Securities in accordance with the terms hereof; (b) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including without limitation the issuance of the Securities) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required; (c) this Agreement has been duly executed by the Company; and (d)  this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

        3.3 Issuance of Securities. The Securities are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free from all taxes, liens, claims, encumbrances and charges with respect to the issue thereof, will not be subject to preemptive rights or other similar rights of stockholders of the Company, and will not impose personal liability on the holders thereof.

        3.4 No Conflicts; No Violation.

        (a)     The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) will not (i) conflict with or result in a violation of any provision of its Certificate of Incorporation or Bylaws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment (including without limitation, the triggering of any anti-dilution provision), acceleration or cancellation of, any agreement, indenture, patent, patent license, or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).

        (b)     The Company is not in violation of its Certificate of Incorporation, Bylaws or other organizational documents and the Company is not in default (and no event has occurred which with notice or lapse of time or both could put the Company in default) under any agreement, indenture or instrument to which the Company is a party or by which any property or assets of the Company is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

        (c)     The Company is not conducting its business in violation of any law, ordinance or regulation of any governmental entity, the failure to comply with which would, individually or in the aggregate, have a Material Adverse Effect.

        (d)     Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws or any listing agreement with any securities exchange or automated quotation system, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Securities in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

        3.5 SEC Documents, Financial Statements. Since January 1, 2004, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”).

The Company has delivered to each Investor, or each Investor has had access to, true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

        3.6 Absence of Litigation. Except as disclosed in the SEC Documents or on Schedule 3.8, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its officers or directors acting as such that could, individually or in the aggregate, have a Material Adverse Effect.

        3.7 Intellectual Property Rights. The Company owns or possesses licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights necessary to enable it to conduct its business as now operated (the “Intellectual Property”). Except as set forth in the SEC Documents, there are no material outstanding options, licenses or agreements relating to the Intellectual Property, nor is the Company bound by or a party to any material options, licenses or agreements relating to the patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names or copyrights of any other person or entity. Except as disclosed in the SEC Documents, there is no claim or action or proceeding pending or, to the Company’s knowledge, threatened that challenges the right of the Company with respect to any Intellectual Property.

        3.8 Tax Status. The Company has timely made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. To the knowledge of the Company, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company’s tax returns is presently being audited by any taxing authority.

        3.9 Environmental Laws. The Company (i) is in compliance with all applicable foreign federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the three foregoing clauses, the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect

        3.10 No Bad Offerings. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, will directly or indirectly make any offers or sales in any security or solicit any offers to buy any security under circumstances that would be deemed in violation of laws during the Offering.

        3.11 Employment Matters. The Company is in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours except where failure to be in compliance would not have a Material Adverse Effect. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, that could have a Material Adverse Effect nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of officers or key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

        3.12 Investment Company Status. The Company is not and upon consummation of the sale of the Securities will not be an “investment company,” a company controlled by an “investment company”or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

        3.13 Subsidiaries. Except as set forth in the SEC Documents, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, joint venture, partnership or other business entity and the Company is not a direct or indirect participant in any joint venture or partnership.

ARTICLE IV
COVENANTS

        4.1 Form D; Blue Sky Laws. The Company may timely file a Notice of Sale of Securities on Form D with respect to the Securities, as required by Form D. The Company may take such action as it reasonably determines to be necessary to qualify the Securities for sale to the Investors under this Agreement under applicable securities (or “blue sky”) laws of the states of the United States (or to obtain an exemption from such qualification).

        4.2 Reporting Status. During the Registration Period (as defined below), the Company will timely file all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the reporting requirements of the Exchange Act, and the Company will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

        4.3 Expenses. The Company is liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees (144, 144(k) opinions and etc..) and expenses.

        4.4 Financial Information. The financial statements of the Company will be prepared in accordance with United States generally accepted accounting principles, consistently applied, and will fairly present in all material respects the consolidated financial position of the Company and results of its operations and cash flows as of, and for the periods covered by, such financial statements (subject, in the case of unaudited statements, to normal year-end audit adjustments).

        4.5 Compliance with Law. As long as an Investor owns any of the Securities, the Company will conduct its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, (including, without limitation, all applicable local, state and federal environmental laws and regulations), the failure to comply with which would have a Material Adverse Effect.

        4.6 Sales by Investor. The Investor will sell any Securities sold by it in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder. Investor will not make any sale, transfer or other disposition of the Securities in violation of federal or state securities laws.

        4.7 Share Issuance. At all times, the Company shall keep available Common Stock duly authorized for issuance under the Convertible Debentures. If at any time, the Company does not have available an amount of authorized and unissued Common Stock necessary to satisfy the full exercise of the then outstanding Convertible Debentures, the Company shall call and hold a special meeting within 30 days or as soon as practicable following such occurrence, for the purpose of increasing the number of shares authorized. Management of the Company shall recommend to shareholders, officers and directors to vote in favor of increasing the number of common shares authorized.

        4.8 Litigation. There is no pending litigation against the Company which is not otherwise disclosed in the Company's SEC Documents.

        4.9 Compliance with Securities Act. The Investor understands and agrees that the Securities, including the Common Stock, not been registered under the Securities Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the Securities Act (based in part on the accuracy of the representations and warranties of the Investor contained herein).

ARTICLE V
Certain Defined Terms and REGISTRATION RIGHTS

        5.1 As used in this Agreement, the following terms shall have the following meanings:

        (a)     “Affiliate” shall mean, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

        (b)     “Business Day” shall mean a day Monday through Friday on which banks are actually open for business in New York.

        (c)     “Holders” shall mean the Investor(s) and any person holding Registrable Securities and the Common Stock underlying the Conversion Debentures, once the Common Stock is issued.

        (d)     “Person” shall mean any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

        (e)     The terms “register,” “registered” and “registration” refer to the registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of the effectiveness of such registration statement.

        (f)     “Registrable Securities” shall mean, as to the Securities, (i) the Convertible Debentures under the Offering; (ii) the shares of Common Stock issuable upon conversion of the Convertible Debentures (the “Conversion Shares”); and (iii) any shares of Common Stock issued as to the Convertible Debentures (or issuable upon the conversion of any right, right or other security which is issued as a dividend or other distribution with respect to or in replacement of the Common Stock); provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the SEC, (B) have not been sold or disposed of in a transaction exempt from the registration and prospectus delivery requirements of the Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale or (C) are held by a Holder or a permitted transferee under this Agreement.

        5.2 The Company shall, within 60 calendar days from such date that is the date that at least $500,000 is sold, to file a registration statement (“Filing Date”) on the appropriate form (the “Registration Statement”) with the SEC and use its best efforts to effect the registration, qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments) no later than 150 calendar days after the date that at least $500,000 is sold (such date the Registration is deemed effective, is the Effective Date”). In the event that less than $500,000 is reached during this Offering, then: If, following the scheduled Closing date and any extensions supplied herein, the Company fails to receive and accept $500,000 in subscriptions, then the Company shall be excused from filing any Registration Statement and those persons who subscribed for less than $500,000 will have no registration rights.

        5.3 All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 5 shall be borne by the Company. The Company shall provide for all costs associated with Debenture conversions (legal opinion(s), transfer agent fees & etc.) All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders.

        5.4 At its expense the Company shall:

        (a)     use its best efforts to keep such registration, continuously effective until the Holders have completed the distribution described in the registration statement relating thereto but not later than the sooner of expiration of the Conversion Debenture term or exercise of the Conversion Debentures. The period of time during which the Company is required hereunder to keep the Registration Statement effective is referred to herein as “the Registration Period.” Notwithstanding the foregoing, at the Company’s election, the Company may also cease to keep such registration, qualification, exemption or compliance effective with respect to any Registrable Securities, and the registration rights of a Holder shall expire, on the earlier of less than 20% of the Registrable Securities remaining not sold or disposed of to third parties;

        (b)     advise the Holders:

(i)	when the Registration Statement or any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii)	of the receipt of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

(iii)	of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

(iv)	of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)	of the happening of any event that requires the making of any changes in the Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading;

        (c)     make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time;

        (d)     furnish to each Holder, upon the Effective Date, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference) in the form filed with the SEC; and

        (e)     during the Registration Period, deliver to each Holder, without charge, as requested in writing, a copy of the Registration Statement or any amendment or supplement thereto as such Holder may reasonably request.

        5.5 (a) To the extent permitted by law, the Company shall indemnify each Holder, and each person controlling such Holder within the meaning of Section 15 of the Act, with respect to which any registration, qualification or compliance has been effected pursuant to this Agreement, against claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or offering circular, or any amendment or supplement thereof, of the Company.

        (b)     Each Holder will severally, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, and each person who controls the Company within the meaning of Section 15 of the Act, and each Protected Person, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) by any of the Holders.

        (c)     Each party entitled to indemnification under this Section (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting there from, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld).

        (d)     As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing or as shall be required in connection with any registration, qualification or compliance.

        (e)     At the end of the Registration Period the Holders shall discontinue sales of shares pursuant to such Registration Statement. From time to time, upon request, Holders shall notify the Company of the number of Securities which remain unsold immediately upon receipt of such request from the Company.

        5.6 With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, the Company shall use its reasonable best efforts to:

        (a)     make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, at all times;

        (b)     file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act.

        5.7 With the written consent of the Company and the Holders holding at least a majority of the Registrable Securities that are then outstanding, any provision of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the Holders, if any, who have not previously received notice thereof or consented thereto in writing.

        5.8 Delay in Filing or Effectiveness of Registration Statement.

        (a)     The Company shall use its best efforts to ensure that a registration statement (the “Registration Statement”) is filed on or before the Filing Date. The Registration Statement will include for resale by the Holders in accordance with the plan of distribution set forth therein the Common Stock underlying the Conversion Debentures following conversion (the “Registrable Securities”), but not the Convertible Debentures themselves.

        The Company will use best efforts as stated above but will pay the Investors a cash payment of 2% of the unpaid face amount of their Convertible Debentures for every 30 days, or portion thereof, beyond such date the Registration Statement is not declared effective for a maximum of 24 months from the Closing of the Minimum Offering, which 2% is payable in cash or free trading (no restriction) Common Stock of the Company (calculated based upon the five day average of the closing trading price just before the date the payment accrues. If and when due, the 2% payment will be made within 3 business days of when due.

        Notwithstanding the foregoing, any amount payable by the Company pursuant to this Section shall not be payable to the extent any delay in responding to the SEC occurs because of an act of, or a failure to act or to act timely by the Investor.

        The parties acknowledge and agree that the liquidated damages provision set forth in this section concerning the 2% represents the parties’ good faith effort to quantify such damages on any delay of the registration and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from the need to use best efforts to register the Securities as stated above.

        (b)     Nothing contained in this Agreement shall be deemed to establish or require the payment of interest to the Investor at a rate in excess of the maximum rate permitted by governing law.

        (c)     The Company shall bear registration expenses of the Registration Statement and its counsel shall prepare and file the Registration Statement. Each Holder will also provide the Company with information regarding “Selling Securityholders” and “Plan of Distribution” and other information required to be included about them, their stock and Conversion Debenture ownership, and otherwise that is necessary to be included in the Registration Statement.

ARTICLE VI
DEFINITIONS AND ADDITIONAL OFFERING TERMS

        A.     Sometimes herein, unless stated otherwise, capitalized terms have the following means below:

        6.1 "Closing" means the closing of the purchase and sale of the Securities under this Agreement.

        6.2 "Closing Date" has the meaning set forth above.

        6.3 "Common Stock" means the common stock of the Company.

        6.4 “Company”means SkyBridge Wireless, Inc.

        6.5 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        6.6 "Investors" means the investors whose names are set forth on the signature pages of this Agreement.

        6.7 “Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets or financial condition of the Company or (b) the ability of the Company to perform its obligations pursuant to the transactions contemplated by this Agreement or under any instruments to be entered into or filed in connection herewith.

        6.8 "Rule 144" means Rule 144 promulgated under the Securities Act, or any successor rule.

        6.9 "SEC" means the United States Securities and Exchange Commission.

        6.10 "SEC Documents" is defined above.

        6.11 "Securities" means the Convertible Debentures and the Common Stock from any conversion, unless specified to the contrary.

        6.12 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

        B.     The Company may withdraw this Offering at any time prior to acceptance of subscriptions and receipt of funds directly from the Company and delivery of the Securities by the Company; all subscription proceeds are non-refundable, including proceeds from the exercise of any Conversion Debentures, except that if the Minimum is not received by the Escrow Agent in cleared funds by the deadline as stated above then proceeds will be returned as stated above.

ARTICLE VII
GOVERNING LAW; MISCELLANEOUS

        7.1 Governing Law; Jurisdiction. This Agreement will be governed by and interpreted in accordance with the laws of the State of Nevada without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of a court in Nevada with respect to any dispute arising under this Agreement or the transactions contemplated hereby or thereby.

        7.2 Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

        7.3 Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

        7.4 Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

        7.5 Entire Agreement; Amendments. This Agreement (including all schedules and exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

        7.6 Notices. Any notices required or permitted to be given under the terms of this Agreement must be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) and will be effective five days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally, or by courier (including a recognized overnight delivery service), in each case addressed to a party. The addresses for such communications are:

If to the Company:	CEO SkyBridge Wireless, Inc. 6565 Spencer Street, Suite 205, Las Vegas, NV 89119

        If to an Investor: to the address set forth immediately below such Investor’s name on the signature pages hereto. Each party will provide written notice to the other parties of any change in its address.

        7.7 Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their permitted successors and assigns. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors, and no Investor, or subsequent assignee, may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company. Notwithstanding the foregoing, an Investor (and subsequent assignee, permitted herein) may assign all or part of its rights and obligations hereunder to any of its “affiliates,” as that term is defined under the Securities Act, without the consent of the Company so long as the affiliate is an accredited investor as defined in Section 2(a)(15) and Rule 215 of the Securities Act and agrees in writing to be bound by this Agreement identifying who the assignee is, and that the assignee is acting for no other party. No Securities can be transferred or sold by the Investor or any assignee, permitted above, unless each assignee is bound to this Agreement, with the exception of normal and customary market sales of Common Stock, following the Registration Statement being declared effective, which comply with law and which are not directed to any specific buyer or buyers. Assignee includes Holders.

        7.8 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

        7.9 Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

        7.10 No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER SAID ACT OR SOLD IN ACCORDANCE WITH THIS DOCUMENT AND LAW.

CONVERTIBLE DEBENTURE

City: Las Vegas
State: Nevada
Issue Date: August 17, 2004
Principal Amount: $ 25,000.00 (also known as Face Amount)
Interest Rate: 8% Per Annum
Holder: Carl Hochner
Holder Address:7090 Running Iron Ln, Pocatello, ID
IPD: Interest Payment Date: Quarterly from Issue Date, all unpaid by Maturity Date
Maturity Date: 5:00 p.m. Eastern Standard Time, 5 years from the Issue Date above

        FOR VALUE RECEIVED, SKYBRIDGE WIRELESS, INC., a Nevada corporation (hereinafter, Skybridge Wireless, Inc., or Company or the “Borrower”), hereby promises to pay to the order of the above named Holder and registered assigns (the “Holder”) the Principal Amount above, by the Maturity Date (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof at the Interest Rate above computed per annum from the Issue Date (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or conversion or otherwise.

        Any amount of principal or interest on this Debenture which is not paid when due shall bear interest at maximum rate per annum permitted under law (“Default Interest”).

        All interest shall commence accruing on the Issue Date, shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall be payable, whichever occurs first, per the Interest Payment Date (defined as “IPD” above) or at the time of conversion of the principal to which such interest relates in accordance with the section titled Conversion Right below.

        All payments due hereunder, to the extent not converted into common stock of the Borrower (the “Common Stock”) in accordance with the terms hereof, shall be made in lawful money of the United States of America or, at the option of the Holder, in whole or in part, in shares of Common Stock of the Borrower valued at the then applicable Conversion Price (as defined herein).

        All payments shall be made to the address of the Holder above or at such later address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Debenture.

        Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any IPD which is not the date on which this Debenture is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date.

        As used in this Debenture, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to remain closed.

        Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Purchase Agreement, between the Borrower and the Holder, pursuant to which this Debenture was originally issued (the “Purchase Agreement”).

        This Debenture is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Borrower and will not impose personal liability upon the holder thereof.

        The following terms shall apply to this Debenture:

ARTICLE I. CONVERSION RIGHTS

        1.1 Conversion Right. The Holder shall have the right from time to time, and at any time, to convert all or any part of the unpaid (and not converted as provided herein) Principal Amount and interest due under this Debenture into fully paid and non-assessable shares of Common Stock, of the Borrower including into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”).

        The number of shares of Common Stock to be issued upon each conversion of this Debenture shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, form of which is attached (the “Notice of Conversion”), delivered to the Borrower by the Holder in accordance with the below (the “Conversion Date”).

        The term “Conversion Amount” means, with respect to any conversion of this Debenture, the sum of (1) the principal amount of this Debenture to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Debenture to the Conversion Date plus (3) Default Interest, if any.

        Conversion is also subject to the terms and conditions of the Purchase Agreement.

        Unless previously converted, this Debenture (all unpaid principal and interest) shall convert into shares of Common Stock, as if a Notice of conversion was given, on the Maturity Date.

        1.2 Conversion Price.

        (a)     Calculation of Conversion Price. The Conversion Price shall be the lesser of (i) the Variable Conversion Price (as defined herein) and (ii) the Fixed Conversion Price (as defined herein) (subject, in each case, to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events).

        The “Variable Conversion Price” shall mean the Applicable Percentage (as defined herein) multiplied by the >Market Price (as defined herein).

        “Market Price” means the average of the lowest closing three (3) Bid Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending one Trading Day prior to the date the Conversion Notice is sent by the Holder to the Borrower (the “Conversion Date”).

        “Bid Price” means, for any security as of any date, the intraday bid price on the Over-the-Counter Bulletin Board (the “OTCBB”) as reported by a reliable reporting service mutually acceptable to and hereafter designated by Holders of a majority in interest of the Debentures and the Borrower or, if the OTCBB is not the principal trading market for such security, the intraday bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no intraday bid price of such security is available in any of the foregoing manners, the average of the intraday bid prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Bid Price cannot be calculated for such security on such date in the manner provided above, the Bid Price shall be the fair market value as mutually determined by the Borrower and the Holders of a majority in interest of the Debentures being converted for which the calculation of the Bid Price is required in order to determine the Conversion Price of such Debentures.

        “Trading Day” shall mean any day on which the Common Stock is traded for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

        “Applicable Percentage” shall mean 75%; however, if conversion is into shares under Rule 144 or Rule 144K, then 60% shall apply.

        “Fixed Conversion Price” shall mean 120% of the closing Bid Price, quoted as provided above, on the date of issuance of this Debenture.

        1.3 Authorized Shares. The Borrower covenants that during the period the conversion right exists, the Borrower (as to the Company) will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Debenture and the other Debentures issued pursuant to the Purchase Agreement.

        The Borrower is required at all times to have authorized and reserved two times the number of shares that is actually issuable upon full conversion of the Debentures (based on the Conversion Price of the Debentures in effect from time to time) (the “Reserved Amount”).

        The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.

        The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Debenture, and (ii) agrees that its issuance of this Debenture shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Debenture.

        If, at any time a Holder of this Debenture submits a Notice of Conversion, and the Borrower does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Debenture (a “Conversion Default”), the Borrower shall issue to the Holder all of the shares of Common Stock which are then available to effect such conversion.

        The portion of this Debenture which the Holder included in its Conversion Notice and which exceeds the amount which is then convertible into available shares of shall remain due.

        The Borrower shall use its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable following the earlier of (i) such time that the Holder notifies the Borrower or that the Borrower otherwise becomes aware that there are or likely will be insufficient authorized and unissued shares to allow full conversion thereof and (ii) a Conversion Default.

        The Borrower shall send notice to the Holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of Holder’s accrued Conversion Default Payments.

        The accrued Conversion Default Payments for each calendar month shall be paid in cash or shall be convertible into Common Stock (at such time as there are sufficient authorized shares of Common Stock) at the applicable Conversion Price, at the Holder’s option, as follows:

        (a)     In the event Holder elects to take such payment in cash, cash payment shall be made to Holder by the fifth (5th) day of the month following the month in which it has accrued; and

        (b)     In the event Holder elects to take such payment in Common Stock, the Holder may convert such payment amount into Common Stock at the Conversion Price (as in effect at the time of conversion) at any time after the fifth day of the month following the month in which it has accrued in accordance with the terms of this Article I (so long as there is then a sufficient number of authorized shares of Common Stock).

        The Holder’s election shall be made in writing to the Borrower at any time prior to 5:00 p.m., Eastern Standard time, on the third day of the month following the month in which Conversion Default payments have accrued. If no election is made, the Holder shall be deemed to have elected to receive cash.

        Nothing herein shall limit the Holder’s right to pursue actual damages (to the extent in excess of the Conversion Default Payments) for the Borrower’s failure to maintain a sufficient number of authorized shares of Common Stock, and each holder shall have the right to pursue all remedies available at law or in equity (including degree of specific performance and/or injunctive relief).

        1.4 Method of Conversion.

        (a)     Mechanics of Conversion. This Debenture may be converted by the Holder in whole or in part at any time from time to time after the Issue Date, by (A) submitting to the Borrower a Notice of Conversion (by facsimile or other reasonable means of communication dispatched on the Conversion Date prior to 5:00 p.m., Eastern Standard time) and (B)  surrendering this Debenture at the principal office of the Borrower.

        (b)     Surrender of Debenture Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Borrower unless the entire unpaid principal amount of this Debenture is so converted.

        The Holder and the Borrower shall maintain records showing the Principal Amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Debenture upon each such conversion.

        In the event of any dispute or discrepancy, such records of the Borrower shall be controlling and determinative in the absence of manifest error.

        Notwithstanding the foregoing, if any portion of this Debenture is converted as aforesaid, the Holder may not transfer this Debenture unless the Holder first physically surrenders this Debenture to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Debenture of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Debenture.

        The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture represented by this Debenture may be less than the amount stated on the face hereof.

        (c)     Payment of Taxes.The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Debenture in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

        (d)     Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within two (2) business days after such receipt (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Debenture) (such second business day being hereinafter referred to as the “Deadline”) in accordance with the terms hereof and the Purchase Agreement.

        (e)     Obligation of Borrower to Deliver Common Stock. Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Debenture shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Debenture, all rights with respect to the portion of this Debenture being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion.

        If the Holder shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion.

        The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Borrower before 5:00 p.m., Eastern Standard time, on such date.

        (f)     Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

        1.5 Concerning the Shares. The shares of Common Stock issuable upon conversion of this Debenture may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor (as defined in the Purchase Agreement). Except as otherwise provided in the Purchase Agreement (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Debenture have been registered under the Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Debenture that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER SAID ACT.”

        The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act and the shares are so sold or transferred, (ii) such Holder provides the Borrower or its transfer agent with reasonable assurances that the Common Stock issuable upon conversion of this Debenture (to the extent such securities are deemed to have been acquired on the same date) can be sold pursuant to Rule 144 or (iii) in the case of the Common Stock issuable upon conversion of this Debenture, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. Nothing in this Debenture shall (i) limit the Borrower’s obligation under all agreements with the Holder or (ii) affect in any way the Holder’s obligations to comply with applicable prospectus delivery requirements upon the resale of the securities referred to herein.

        1.6 Effect of Certain Events.

        (a)     Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall either: (i) be deemed to be an Event of Default (as defined in Article III) pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article III) or (ii) be treated pursuant to Section 1.6(b) hereof. “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

        (b)     Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Debenture is issued and outstanding and prior to conversion of all of the Debentures, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Debenture shall thereafter have the right to receive upon conversion of this Debenture, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Debenture been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Debenture to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Debenture) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

        (c)     Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder of this Debenture shall be entitled, upon any conversion of this Debenture after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

        1.7 Trading Market Limitations. Unless permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is then listed or traded, in no event shall the Borrower issue upon conversion of or otherwise pursuant to this Debenture and the other Debentures issued pursuant to the Purchase Agreement more than the maximum number of shares of Common Stock that the Borrower can issue pursuant to any rule of the principal United States securities market on which the Common Stock is then traded (the “Maximum Share Amount”).

        Once the Maximum Share Amount has been issued (the date of which is hereinafter referred to as the “Maximum Conversion Date”), if the Borrower fails to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Borrower or any of its securities on the Borrower’s ability to issue shares of Common Stock in excess of the Maximum Share Amount (a “Trading Market Prepayment Event”), in lieu of any further right to convert this Debenture, and in full satisfaction of the Borrower’s obligations under this Debenture, the Borrower shall pay to the Holder, within fifteen (15) business days of the Maximum Conversion Date (the “Trading Market Prepayment Date”), an amount equal to 130% times the sum of (a) the then outstanding principal amount of this Debenture immediately following the Maximum Conversion Date, plus (b) accrued and unpaid interest on the unpaid principal amount of this Debenture to the Trading Market Prepayment Date, plus (c) Default Interest, if any, on the amounts referred to in clause (a) and/or (b) above, plus (d) any optional amounts that may be added thereto at the Maximum Conversion Date by the Holder in accordance with the terms hereof (the then outstanding principal amount of this Debenture immediately following the Maximum Conversion Date, plus the amounts referred to in clauses (b), (c) and (d) above shall collectively be referred to as the “Remaining Convertible Amount”).

        1.8 Status as Stockholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder’s allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a Holder of such converted portion of this Debenture shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Debenture.

ARTICLE II. CERTAIN COVENANTS

        2.1 Sale of Assets. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the Holder’s written consent, sell any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

ARTICLE III. EVENTS OF DEFAULT

        If any of the following events of default (each, an “Event of Default”) shall occur:

        3.1 Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Debenture, whether at maturity, upon acceleration or otherwise;

        3.2 Conversion and the Shares. The Borrower fails to issue shares of Common Stock to the Holder (or announces or threatens that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture;

        3.3 Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Debenture, and such breach continues for a period of ten (10) business days after written notice thereof to the Borrower from the Holder;

        3.5 Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

        3.6 Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $500,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld;

        3.7 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower; or

        3.8 Delisting of Common Stock. The Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTCBB, the NASDAQ National Market, the NASDAQ Small Cap Market, the New York Stock Exchange, or the American Stock Exchange or the Pink Sheets for a period of 10 business days; or then, upon the occurrence and during the continuation of any Event of Default specified, at the option of the Holders of a majority of the aggregate principal amount of the outstanding Debentures issued pursuant to the Purchase Agreement exercisable through the delivery of written notice to the Borrower by such Holders (the “Default Notice”), the Debentures shall become immediately due and payable.

ARTICLE IV. MISCELLANEOUS

        4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        4.2 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail.

        4.3 Amendments. This Debenture and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Debenture” and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Debentures issued pursuant to the Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented. The Borrower shall have the right to amend this Debenture for necessary correction and clarification.

        4.4 Assignability. This Debenture shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Debenture must be an “accredited investor” (as defined in Rule 501(a) of the 1933 Act).

        4.5 Cost of Collection. If default is made in the payment of this Debenture, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

        4.6 Governing Law. THIS DEBENTURE SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE BORROWER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN NEVADA WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS DEBENTURE, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS DEBENTURE SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS’ FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

        4.7 Certain Amounts. Whenever pursuant to this Debenture the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Debenture may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Debenture and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Debenture at a price in excess of the price paid for such shares pursuant to this Debenture. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Debenture into shares of Common Stock.

        4.8 Allocations of Maximum Share Amount and Reserved Amount. The Maximum Share Amount and Reserved Amount shall be allocated pro rata among the Holders of Debentures based on the principal amount of such Debentures issued to each Holder. Each increase to the Maximum Share Amount and Reserved Amount shall be allocated pro rata among the Holders of Debentures based on the principal amount of such Debentures held by each Holder at the time of the increase in the Maximum Share Amount or Reserved Amount. In the event a Holder shall sell or otherwise transfer any of such Holder’s Debentures, each transferee shall be allocated a pro rata portion of such transferor’s Maximum Share Amount and Reserved Amount. Any portion of the Maximum Share Amount or Reserved Amount which remains allocated to any person or entity which does not hold any Debentures shall be allocated to the remaining Holders of Debentures, pro rata based on the principal amount of such Debentures then held by such Holders.

        4.9 Purchase Agreement. By its acceptance of this Debenture, each Holder agrees to be bound by the applicable terms of the Purchase Agreement.

        4.10 Notice of Corporate Events. Except as otherwise provided below, the Holder of this Debenture shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Debenture into Common Stock.

        IN WITNESS WHEREOF, Borrower has caused this Debenture to be signed in its name by its duly authorized officer , 2004.

SKYBRIDGE WIRELESS, INC. By: ______________________________ James Wheeler CEO

EXHIBIT A

NOTICE OF CONVERSION
(To be Executed by the Registered Holder
in order to Convert the Debentures)

        The undersigned hereby irrevocably elects to convert $________principal amount of the Debenture (defined below) into shares of common stock (“Common Stock”), of Skybridge Wireless, Inc., a Nevada corporation (the “Borrower”) according to the conditions of the convertible debentures of the Borrower (the “Debentures”), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of each Debenture is attached hereto (or evidence of loss, theft or destruction thereof).

        The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Debentures shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

Date of Conversion:___________________________
Applicable Conversion Price:____________________
Number of Shares of Common Stock to be Issued Pursuant to
Conversion of the Debentures:__________________
Signature:___________________________________
Name:______________________________________
Address:____________________________________

The Borrower shall issue and deliver shares of Common Stock to an overnight courier not later than FIVE business days following receipt of the original Debenture(s) to be converted, and shall make payments pursuant to the Debentures for the number of business days such issuance and delivery is late.

_______________________________
Name

_______________________________
Signature

Date:__________________________

        The undersigned Investors and the Company have caused this Agreement to be duly executed as of the date first above written.

SIGNATURE PAGE

SKYBRIDGE WIRELESS, INC.
SECURITIES PURCHASE AGREEMENT

        The undersigned hereby executes and delivers, as a subscription to the Company, the Securities Purchase Agreement to which this signature page is attached, which, together with all counterparts of the Agreement and signature pages of the other parties named in said Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

Sign Name: ______________________________

Print Name (and title if applicable): ______________________________

                                      Date:      ______________________________

                                      Address: ______________________________

                                      Telephone: ______________________________

                                      Facsimile: ______________________________

                                      Dollar Amount: ____________________________

Acceptance: (form)

SkyBridge Wireless, Inc., hereby accepts the
foregoing subscription and joins into the Agreement as
to the named Investor.

___________________
By: James Wheeler CEO

Date:______________________

Investor Questionnaire

1.     The Investor represents and Conversion Debentures that he, she or it comes within one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Investor comes within that category. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category A____	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Explanation. In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category B____	The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C____	The undersigned is a director or executive officer of the Company which is issuing and selling the Securities.

Category D____	The undersigned is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company (“SBIC”); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self directed plan with investment decisions made solely by persons that are accredited investors. (describe entity)

Category E____	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940. (describe entity)

Category F____	The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000.(describe entity)

Category G____	The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a “sophisticated investor” as defined in Regulation 506(b)(2)(ii) under the Securities Act.

Category H____	The undersigned is an entity (other than a trust) all of the equity owners of which are “accredited investors” within one or more of the above categories. If relying upon this Category H alone, each equity owner must complete a separate copy of this Agreement. (describe entity)

Category I____	The undersigned is not within any of the categories above and is therefore not an accredited investor but is a sophisticated investor understanding all risks as to this transaction.

The undersigned agrees that the undersigned will notify the Company at any time on or prior to the Closing Date in the event that the representations made by the undersigned in this Agreement shall cease to be true, accurate and complete.

        2.     SUITABILITY (please answer each question)

(a)     For an individual Investor, please describe your current employment, including the company by which you are employed and its principal business:

(b)     For an individual Investor, please describe any college or graduate degrees held by you:

(c)        For all Investors, please state whether you have participated in other private placements before:

YES_______           NO_______

(d)     If your answer to question (c) above was No, then explain your investment knowledge or experience:

        3.     MANNER IN WHICH TITLE IS TO BE HELD. (circle one)

(a) Individual Ownership (b) Community Property (c) Joint Tenant with Right of Survivorship (both parties must sign) (d) Partnership* (e) Tenants in Common (f) Company* (g) Trust* (h) Other

        *If Securities are being subscribed for by an entity, the attached Certificate of Signatory must also be completed.

Please be sure the name(s) on the Signature Page correspond.

        4.     NASD AFFILIATION.

Are you affiliated or associated with an NASD member firm (please check one):

Yes _________           No __________

If Yes, please describe:

If Investor is a Registered Representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:

The undersigned NASD member firm acknowledges receipt of the notice required by Article 3, Sections 28(a) and (b) of the Rules of Fair Practice.

_________________________________
Name of NASD Member Firm

By: ______________________________
         Authorized Officer

Date: ____________________________

    5.        The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in the Confidential Investor Questionnaire and such answers have been provided under the assumption that the Company will rely on them.

Sign Name: Print Name (and title if applicable): Date:	______________________________ ______________________________ ______________________________

ESCROW AGENT

INCLUDING PAYMENT INFORMATION

Wire Transfers: (when sending wire, please fax notice of doing so and details corresponding to name on subscription to fax number:

US Bank Routing Account Name Account # CHECKS: